UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2005
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: FORM STOCK OPTION AGREEMENT FOR DIRECTORS
EX-99.2: FORM STOCK OPTION AGREEMENT FOR NON-DIRECTOR PARTICIPANTS

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
          On December 5, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Westwood One, Inc. (the “Company”) approved the Company’s form stock option agreements to be utilized by the Company in stock option grants to (i) directors and (ii) non-director participants in accordance with the terms of the Company’s 2005 Equity Compensation Plan (“Equity Plan”)). In connection therewith, the Committee also ratified the use of the form stock option agreement for directors to award Norman J. Pattiz a non-qualified option to purchase 25,000 shares of Company common stock in accordance with the terms of his employment agreement with the Company.
          A copy of the Company’s form Stock Option Agreement for directors is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of the Company’s form Stock Option Agreement for non-director participants is furnished herewith as Exhibit 99.2 and is incorporated by reference herein in its entirety. A copy of the Company’s Equity Plan was previously filed with the SEC as Exhibit 10.2 to the Company’s 8-K on May 25, 2005.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
          The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit

99.1	Form Stock Option Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for directors.

99.2	Form Stock Option Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-director participants.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: December 9, 2005	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated December 5, 2005
Westwood One, Inc.

Exhibit
No.	Description of Exhibit

99.1	Form Stock Option Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for directors.

99.2	Form Stock Option Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-director participants.